Exhibit 99.1

———————————————————
FOR IMMEDIATE RELEASE
———————————————————
February 23, 2004
———————————————————
Contact: Leigh J. Abrams, President and CEO
———————————————————
Phone: (914) 428-9098
———————————————————
E Mail: Drew@drewindustries.com
———————————————————

Drew Industries To Present at the Robins RV Roadshow

White Plains, New York – February 23, 2004 — Drew Industries (NYSE: DW), will be presenting at the Robins RV Roadshow- an Institutional Equity Conference focusing on the RV Industry. Making the presentation will be Leigh Abrams, President and CEO, and Fred Zinn, Executive Vice President and CFO

This conference presentation is being webcast by CCBN and can be accessed at Robins Media Group’s web site at www.robinsmediagroup.com/conference.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Drew Industries Incorporated supplies a broad array of components for recreational vehicles (“RVs”) and manufactured homes. Drew’s products include windows, doors, chassis, RV slide-out mechanisms and power units, and bath and shower units. From its 41 factories across the United States and one in Canada, Drew is an important supplier to nearly all of the leading producers of RVs and manufactured homes.

The conference will be moderated by Marc Robins, CFA, the founder of Catalyst Financial Resources and founder of The Red Chip Review. Marc has 25 years of experience in capital markets. Experience which includes a regularly featured column in Forbes, contributed articles in the AAII Journal and his frequent quotes found in various financial media. The conference is part of a program provided by Catalyst Financial Resources called “The Catalyst System”- a comprehensive program structured to match small and micro cap companies to qualified institutional and individual investors interested in participating in the growth and success of these high achieving, undervalued companies. Also appearing and delivering the keynote address will be David Humphreys, President of the RVIA.

# # #